UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

122 Smith Road, Kinderhook, NY         12106

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Placement Agent Agreement

On July 25, 2012, American Bio Medica Corporation (the “Company”) entered into a Placement Agent Agreement (the “Agreement”) with Cantone Research, Inc. (“CRI”). Under the terms of the Agreement, CRI will act as the Company’s exclusive placement agent in connection with the proposed amendment of the Company’s existing $750,000 10% Subordinated Convertible Debentures due August 1, 2012, Series A (the “Series A Debentures”).

Under the proposed amendment, the Series A Debentures would be amended to reflect an extended due date of August 1, 2013 and the interest rate during the extension period would be increased from 10% to 15% per annum, due quarterly in arrears.

As compensation for their placement agent services, CRI will receive a cash fee of 5% of the gross amount of existing Series A Debentures, or $37,500, and the current warrants issued to CRI (in connection with their services as placement agent in the original Series A Debenture financing) will be amended to reflect a purchase price of $0.17 per share and a new term of three (3) years. CRI will also receive 1% of the gross amount of Series A Debentures, or $7,500, as a non-accountable expense allowance and ABMC will reimburse CRI $5,000 in legal fees incurred in connection with the amendment of the Series A Debentures.

Other terms and conditions can be reviewed in Exhibit 4.19 to this Current Report on Form 8-K.

Bridge Loan Agreement and Note

On July 30, 2012, the Company entered into a Bridge Loan Agreement and Note (the “Bridge Loan”) with Cantone Asset Management, LLC (“CAM”). The Bridge Loan will be in the amount of $150,000 and will used to cover any amounts due to Holders of the Series A Debentures that do not wish to amend the Series A Debentures with any remaining amount to be used for working capital purposes (such working capital purposes will include but not necessarily be limited to, paying the placement agent fees and expenses previously indicated under the Agreement

The maturity date of the Bridge Loan is August 1, 2013 and it bears simple interest in advance of 15%. In addition to the interest, on August 1, 2012, the Company will issue CAM restricted stock of the Company equal to 10% of the gross amount of existing Series A Debentures, or $15,000 using a value of $0.17 per common share; resulting in the issuance of 88,235 restricted common shares.

Other terms and conditions can be reviewed in Exhibits 4.20 and 4.21 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.19	Placement Agent Agreement by and between the Company and Cantone Research, Inc.

4.20	Bridge Loan Agreement by and between the Company and Cantone Asset Management, LLC

4.21	Note (Bridge Loan) by and between the Company and Cantone Asset Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: July 31, 2012	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
EVP, Regulatory Affairs
Chief Compliance Officer
Corporate Secretary